As filed with the Securities and Exchange Commission on January 13, 1998

                                                    Registration No.   333-38507




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                          PharmaSystems Holdings Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
         (State or Other Jurisdiction of Incorporation or Organization)

                                   84-1189040
                      (I.R.S. Employer Identification No.)

                          7350 NW 7th Street, Suite 104
                              Miami, Florida 33126
                    (Address of Principal Executive Offices)

                 PharmaSystems Holdings Corp. 1997 Non-Qualified
                                Stock Option Plan
                            (Full Title of the Plan)

                                Aurelio E. Alonso
                          7350 NW 7th Street, Suite 104
                              Miami, Florida 33126
                     (Name and Address of Agent For Service)

                                 (305) 267-9500
          (Telephone Number, Including Area Code, of Agent for Service)

BACKGROUND:
----------

         On October 22, 1997, PharmaSystems Holdings Corp. (the "Issuer") filed a Registration Statement (Commission File No. 333-38507) on Form S-8 (the
"Registration Statement") with the Securities and Exchange Commission. The Registration Statement registered certain non-qualified stock options and the underlying common stock to be issued upon the exercise of such options. These options and the underlying shares of the Issuer's common stock are collectively referred to herein as the "Securities." Such options would entitle the holders thereof to purchase up to an aggregate of 6,000,000 shares of common stock of the Issuer. As of the date of the Registration Statement, the Issuer had granted options to purchase 6,000,000 shares of its common stock to various individuals and entities as described in the Registration Statement. As of the date of this Post-Effective Amendment none of these options has been exercised, and accordingly no shares of the underlying common stock have been issued.

DEREGISTRATION:
--------------

         The Issuer hereby deregisters and removes from registration all of the Securities (including all options and underlying shares of common stock) registered under the Registration Statement.

Item 8.  Exhibits.
-----------------

         Exhibit No.         Description                             Location
         -----------         -----------                             --------

              4.1            PharmaSystems Holdings Corp. 1997            *
                             Non-Qualified Stock Option Plan

              4.2            Consulting Agreement with Emerging           *
                             Growth, Ltd.

              4.3            Consulting Agreement with Yorkshire          *
                             Capital Management, Ltd.

              4.4            Consulting Agreement with Financial          *
                             Future Corp.

              4.5            Consulting Agreement with Jeff Bruss         *

              4.6            Consulting Agreement with                    *
                             Stockplayer.com, Inc.

              4.7            Consulting Agreement with Venture            *
                             Funding Ltd.

              4.8            Consulting Agreement with Lancer S.A.        *

              4.9            Consulting Agreement with Inter              *
                             Capital Holdings Corp.

              4.10           Option Agreement with                        *
                             Stockplayer.com, Inc.

              4.11           Option Agreement with Emerging               *
                             Growth, Ltd.

              4.12           Option Agreement with Jeff Bruss             *

              4.13           Option Agreement with Venture                *
                             Funding, Ltd.

              4.14           Option Agreement with Financial              *
                             Future Corp.

              4.15           Option Agreement with Lanser S.A.            *

              4.16           Option Agreement with Yorkshire              *
                             Capital Management, Ltd.

              4.17           Option Agreement with Inter Capital          *
                             Holdings Corp.

              5              Opinion re: legality                         *

              23.1           Consent of BDO Seidman, LLP                  *

              23.2           Consent of Kirkpatrick & Lockhart LLP        *

              24             Power of Attorney                            *

                                    *   Previously filed




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


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 13th day of January, 1998.

                          PHARMASYSTEMS HOLDINGS CORP.


                          By:  /s/ Aurelio E. Alonso
                             --------------------------------------
                                   Printed Name:  Aurelio E. Alonso
                                   Title:  Executive Vice President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.


Date:  January 13, 1998            By:               *
                                      ------------------------------------------
                                      Printed Name:  Jose L. Rodriguez, M.D.
                                      Title:  President and Director
                                      (Principal Executive Officer)


Date: January 13, 1998             By:  /s/  Aurelio E. Alonso
                                      ------------------------------------------
                                      Printed Name:  Aurelio E. Alonso
                                      Title:  Chief Financial Officer,
                                      Controller and Director  (Principal
                                      Financial and Accounting Officer)


Date: January 13, 1998              By:               *
                                       -----------------------------------------
                                       Printed Name:  Edward F. Safille, M.D.
                                       Title:  Director


Date: January 13, 1998              By:               *
                                       -----------------------------------------
                                       Printed Name:  Antonio M. Rodriguez, M.D.
                                       Title:  Director

*By  /s/ Aurelio E. Alonso
    --------------------------------
    Aurelio E. Alonso as Attorney-in-Fact
    Pursuant to Powers of Attorney previously filed



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

                                  EXHIBIT LIST
                                  ------------

         Exhibit No.         Description                             Location
         -----------         -----------                             --------

              4.1            PharmaSystems Holdings Corp. 1997            *
                             Non-Qualified Stock Option Plan

              4.2            Consulting Agreement with Emerging           *
                             Growth, Ltd.

              4.3            Consulting Agreement with Yorkshire          *
                             Capital Management, Ltd.

              4.4            Consulting Agreement with Financial          *
                             Future Corp.

              4.5            Consulting Agreement with Jeff Bruss         *

              4.6            Consulting Agreement with                    *
                             Stockplayer.com, Inc.

              4.7            Consulting Agreement with Venture            *
                             Funding Ltd.

              4.8            Consulting Agreement with Lancer S.A.        *

              4.9            Consulting Agreement with Inter              *
                             Capital Holdings Corp.

              4.10           Option Agreement with                        *
                             Stockplayer.com, Inc.

              4.11           Option Agreement with Emerging               *
                             Growth, Ltd.

              4.12           Option Agreement with Jeff Bruss             *

              4.13           Option Agreement with Venture                *
                             Funding, Ltd.

              4.14           Option Agreement with Financial              *
                             Future Corp.

              4.15           Option Agreement with Lanser S.A.            *

              4.16           Option Agreement with Yorkshire              *
                             Capital Management, Ltd.

              4.17           Option Agreement with Inter Capital          *
                             Holdings Corp.

              5              Opinion re: legality                         *

              23.1           Consent of BDO Seidman, LLP                  *

              23.2           Consent of Kirkpatrick & Lockhart LLP        *

              24             Power of Attorney                            *

                                    *  Previously filed.




















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